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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
National City Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "EXPERTS" in the registration statement (Form S-4 and related prospectus of National City Corporation for the proposed merger of United Bancorp of Kentucky, Inc.). Our report refers to changes in accounting for investment securities and income taxes in 1993.

                                            KPMG PEAT MARWICK LLP

Lexington, Kentucky
May 18, 1995